EXHIBIT 1.1


                       PPL ELECTRIC UTILITIES CORPORATION

                                  $800,000,000
                  Senior Secured Bonds, 5-7/8% Series due 2007
                  Senior Secured Bonds, 6-1/4% Series due 2009


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                 August 16, 2001

Morgan Stanley & Co. Incorporated
Banc One Capital Markets, Inc.
Barclays Capital Inc.
CIBC World Markets
Mellon Financial Markets, LLC
TD Securities (USA) Inc.
Westdeutsche Landesbank Girozentrale (Dusseldorf)
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

1.   Introductory.
     ------------

          PPL Electric Utilities Corporation, a Pennsylvania corporation ("Company"), proposes to issue and sell, and you (the "Underwriters") propose to purchase, upon the terms and conditions set forth herein, $300,000,000 aggregate principal amount of the Company's Senior Secured Bonds, 5-7/8% Series due 2007 (the "2007 Bonds") and $500,000,000 aggregate principal amount of the Company's Senior Secured Bonds, 6-1/4% Series due 2009 (the "2009 Bonds" and together with the 2007 Bonds, the "Bonds") to be issued under an Indenture, to be dated as of August 1, 2001, between the Company and The Chase Manhattan Bank, as trustee thereunder (the "Trustee"), as supplemented by a Supplemental Indenture No. 1 ("Supplemental Indenture No. 1"), to be dated as of August 1, 2001 (as so supplemented, the "Indenture"). The Bonds will be initially secured by mortgage bonds ("Mortgage Bonds") to be issued by the Company in a like aggregate principal amount as the Bonds pursuant to the Company's Mortgage and Deed of Trust, dated as of October 1, 1945, to Bankers Trust Company (successor to Morgan Guaranty Trust Company of New York), as trustee thereunder (the "Mortgage Trustee"), as amended and supplemented by sixty-seven indentures supplemental thereto (the "Mortgage and Deed of Trust"), and as to be amended and supplemented by a Sixty-Eighth Supplemental Indenture to be dated as of August 1, 2001 (the "Sixty-Eighth Supplemental Indenture") (such Mortgage and Deed of Trust and the Sixty-Eighth Supplemental Indenture being hereinafter collectively referred to herein as the "Mortgage").


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2.   Representations and Warranties.
     ------------------------------

          The Company represents and warrants to, and agrees with, the several Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-64880) on Form S-3, including a prospectus, covering the registration of the Bonds under the Securities Act of 1933, as amended (the "Act"), and such registration statement has become effective. Such registration statement, as amended at the time of its effectiveness, and any post-effective amendment thereto filed subsequent to the date hereof, are hereinafter referred to as the "Registration Statement." The prospectus dated as of July 16, 2001, as supplemented to reflect the terms of the offering and sale of the Bonds by a prospectus supplement to be filed with the Commission pursuant to Rule 424(b) of the published rules and regulations of the Commission (the "Rules and Regulations") under the Act, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the Rules and Regulations. Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the date of this agreement and prior to the termination of the offering of the Bonds by the Underwriters of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act") deemed to be incorporated therein by reference;

          (b) On its effective date, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Rules and Regulations thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and to the Company's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; as of its date and on the date of this Agreement, the Prospectus conformed or conforms in all material respects to the requirements of the Act and the Rules and Regulations thereunder, and the Prospectus did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and as of the date of any amendment or supplement thereto will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, as of the date of this Agreement, no post-effective amendment to the Registration Statement was required to be filed under the Act and the Rules and Regulations thereunder; provided that the foregoing representations and warranties in this subsection (b) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished hereunder or otherwise in writing to the Company by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus or to any statements in or omissions from the Statement of Eligibility of the Trustee under the Indenture. At the effective date of the Registration Statement,


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


     the Indenture conformed in all material respects to the Trust Indenture Act and the Rules and Regulations thereunder;

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to conduct its business as described in the Prospectus and to enter and perform its obligations under this Agreement, the Indenture, the Mortgage, the Bonds and the Mortgage Bonds;

          (d) The Bonds have been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable in accordance with their terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or laws relating to or affecting enforcement of mortgagee's and other creditors' rights and by general equity principles); the Bonds will be in the forms established pursuant to, and entitled to the benefits of, the Indenture; and the Bonds will conform in all material respects to the statements relating thereto contained in the Prospectus;

          (e) The Indenture has been duly authorized by the Company and when executed and delivered by the Company, and assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or laws relating to or affecting enforcement of mortgagee's and other creditors' rights and by general equity principles); the Indenture conforms and will conform in all material respects to the statements relating thereto contained in the Prospectus; and at the effective date of the Registration Statement, the Indenture was duly qualified under the Trust Indenture Act;

          (f) The Mortgage Bonds have been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the Mortgage, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or laws relating to or affecting enforcement of mortgagee's and other creditors' rights and by general equity principles); the Mortgage Bonds will be in the forms established pursuant to, and entitled to the benefits of, the Mortgage and the Mortgage Bonds will conform in all material respects to the statements relating thereto contained in the Prospectus;

          (g) The Mortgage, when the Sixty-Eighth Supplemental Indenture is executed and delivered by the Company, and assuming due authorization, execution and delivery of the Sixty-Eighth Supplemental Indenture by the Mortgage Trustee, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms as it relates to the Mortgage Bonds (except to the extent limited by bankruptcy, insolvency or reorganization laws or laws relating to or affecting enforcement of mortgagee's and other creditors' rights and by general equity principles); the Mortgage conforms and will conform in all material respects to the statements relating thereto contained in the Prospectus; and at the effective date of the Registration Statement, the Mortgage was duly qualified under the Trust Indenture Act;


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          (h) The Company is in compliance in all material respects with its
     Amended and Restated Articles of Incorporation and Bylaws;

          (i) At the Execution Date, there were no Liens on the Mortgaged Property (as each of such terms is defined in the Indenture) other than (i) the Lien of the Mortgage, (ii) those Liens described in subsections (b) through (u) of the definition of "Permitted Liens" in the Indenture or
     (iii) such other Liens as would not materially impair the value of the Mortgaged Property, taken as a whole; and

          (j) The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended ("PUHCA") as a "holding company", or as a "subsidiary company", "affiliate" or "associate company" of a "registered holding company", within the meaning of PUHCA.

          Each of you, as one of the several Underwriters, represents and warrants to, and agrees with, the Company, its directors and such of its officers as shall have signed the Registration Statement, and to each other Underwriter, that the information set forth in Schedule B hereto furnished to the Company by or through you or on your behalf expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

3.   Purchase and Sale of Bonds.
     --------------------------

          On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein contained, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 98.6895% in the case of the 2007 Bonds, and 98.8565% in the case of the 2009 Bonds, of the principal amount thereof, plus accrued interest, if any, from the date of the first authentication of the Bonds to the Closing Date (as hereinafter defined), the respective principal amounts of the Bonds set forth below opposite the names of such Underwriters.


                                                       Principal      Principal
                                                       Amount of      Amount of
Underwriters                                           2007 Bonds     2009 Bonds
----------------------------------------------------- ------------  ------------
Morgan Stanley & Co. Incorporated.................... $195,000,000  $325,000,000
Banc One Capital Markets, Inc.                          21,000,000    35,000,000
Barclays Capital Inc.                                   21,000,000    35,000,000
CIBC World Markets                                      10,500,000    17,500,000
Mellon Financial Markets, LLC                           10,500,000    17,500,000
TD Securities (USA) Inc.                                21,000,000    35,000,000
Westdeutsche Landesbank Girozentrale (Dusseldorf)       21,000,000    35,000,000
                                                      ------------  ------------
     Total........................................... $300,000,000  $500,000,000
                                                      ============  ============


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4.   Public Offering.
     ---------------

          The several Underwriters agree that as soon as practicable, in their judgment, they will make a public offering of their respective portions of the Bonds in accordance with the terms set forth in the Prospectus.

5.   Delivery and Payment.
     --------------------

          The Bonds will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Bonds to you against payment by you of the purchase price therefor (such delivery and payment herein referred to as the "Closing") by wire transfer of immediately available funds to the Company's account (No. 2-334-233) at Mellon Bank, N.A. (ABA Routing Number 031000037) by 10:00 A.M., New York Time, on the Closing Date. Such payment shall be made upon delivery of the Bonds for the account of Morgan Stanley & Co. Incorporated at DTC. The Bonds so to be delivered will be in fully registered form in such authorized denominations as established pursuant to the Indenture. The Company will make the Bonds available for inspection by you at the office of The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention:
Annette Marsula not later than 10:00 A.M., New York Time, on the business day next preceding the Closing Date.

          The term "Closing Date" wherever used in this Agreement shall mean August 23, 2001, or such other date (i) not later than the seventh full business day thereafter as may be agreed upon in writing by the Company and you, or (ii) as shall be determined by postponement pursuant to the provisions of Section 10 hereof.

6.   Certain Covenants of the Company.
     --------------------------------

          The Company covenants and agrees with the several Underwriters:

          (a) To prepare the Prospectus in a form approved by you and to file the Prospectus with the Commission pursuant to Rule 424(b) not later than the second business day following the execution and delivery of this Agreement; to advise you promptly of any such filing pursuant to Rule 424(b); to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus (including through the filing of any document that would as a result of such filing be incorporated or deemed to be incorporated by reference into the Prospectus), and not to file or effect such amendment or supplement if you have reasonably objected in writing; also to advise you promptly of (i) any amendment or supplement to the Registration Statement or the Prospectus (including through the filing of any document that would as a result of such filing be incorporated or deemed to be incorporated by reference into the Prospectus), (ii) any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information, and (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the initiation of any proceedings for that purpose, and to use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued;


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          (b) To use its best efforts to qualify the Bonds and to assist in the qualification of the Bonds by you or on your behalf for offer and sale under the securities or "blue sky" laws of such jurisdictions as you may designate, to continue such qualification in effect so long as required for the distribution of the Bonds and to reimburse you for any expenses (including filing fees and fees and disbursements of counsel) paid by you or on your behalf to qualify the Bonds for offer and sale, to continue such qualification, to determine its eligibility for investment and to print any preliminary or supplemental "blue sky" survey or legal investment memorandum relating thereto; provided that the Company shall not be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Bonds, or to meet any other requirement in connection with this paragraph (b) deemed by the Company to be unduly burdensome;

          (c) Promptly to deliver to you one signed copy of the registration statement as originally filed and of all amendments thereto heretofore or hereafter filed, including conformed copies of all exhibits except those incorporated by reference, and such number of conformed copies of the Registration Statement (but excluding the exhibits), each related preliminary prospectus, the Prospectus, and any amendments and supplements thereto, as you may reasonably request;

          (d) If at any time when a prospectus relating to the Bonds is required to be delivered under the Act in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act in connection with sales by an Underwriter or dealer, to advise you of such event or necessity, as the case may be, and, promptly upon request made by you, to prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided that the expense of preparing and filing any such amendment or supplement (i) that is necessary in connection with such a delivery of a prospectus more than nine months after the date of this Agreement or (ii) that relates solely to the activities of any Underwriter shall be borne by the Underwriter or Underwriters or the dealer or dealers requiring the same; and provided further that you shall, upon inquiry by the Company, advise the Company whether or not any Underwriter or dealer which shall have been selected by you retains any unsold Bonds and, for the purposes of this subsection (d), the Company shall be entitled to assume that the distribution of the Bonds has been completed when it is advised by you that no Underwriter or such dealer retains any Bonds;

          (e) As soon as practicable to make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the "effective date of the registration statement" within the meaning of Rule 158 under the Act which will satisfy the provisions of
     Section 11(a) of the Act;

          (f) To pay or bear (i) all expenses in connection with the matters herein required to be performed by it, including all expenses (except as provided in Section 6(d) hereof) in connection with the preparation and filing of the Registration Statement and the Prospectus, and any amendment


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     or supplement thereto, and the furnishing of copies thereof to the
     Underwriters, and all audits, statements or reports in connection therewith, and all expenses in connection with the original issue and delivery of the Bonds to the Underwriters at the place designated in
     Section 5 hereof, and(i) all federal and state taxes (if any) payable (not including any transfer taxes) upon the original issue of the Bonds, (ii) the reasonable fees and disbursements of counsel to the Underwriters in the amount of $150,000, plus 50% of the fees and disbursements of such counsel in excess of $150,000 ("Shared Expenses"), and (iii) all expenses in connection with the printing of this Agreement and to reimburse the Underwriters for expenses incurred in distributing any preliminary prospectus or supplement to the Underwriters; and

          (g) During the period from the date of this Agreement through the Closing Date, the Company shall not, without the Underwriters' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Bonds, any security convertible into or exchangeable into or exercisable for Bonds or any debt securities substantially similar to the Bonds (except for the Bonds issued pursuant to this Agreement).

7.   Conditions of Underwriters' Obligations.
     ---------------------------------------

          The obligations of the several Underwriters to purchase and pay for the Bonds on the Closing Date shall be subject to the following conditions:

          (a) You shall have received from PricewaterhouseCoopers LLP a letter, dated the date of this Agreement, confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, and stating in effect that:

               (i) in their opinion the consolidated financial statements and supplemental financial statement schedules examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act, and the related published Rules and Regulations thereunder;

               (ii) they have made a review of the unaudited interim financial statements included or incorporated by reference in the Registration Statement in accordance with standards established by the American Institute of Certified Public Accountants;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) any material modifications should be made to the
               unaudited interim financial statements included or incorporated by reference in the Registration Statement for them to be in conformity with generally accepted accounting principles;


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                    (B) the unaudited interim financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published Rules and Regulations thereunder;

                    (C) at the date of the latest available balance sheet of the
               Company read by such accountants, there was any decrease in the common equity (except for shares of certain series of the Company's preferred and preference stocks redeemed for, or purchased and retired in anticipation of, sinking fund requirements for such series or for shares of common stock issued to PPL Corporation), or any increase in long-term debt, as compared with amounts shown on the latest consolidated balance sheet included or incorporated by reference in the Registration Statement; or

                    (D) at a date not more than five days prior to the date of this Agreement, there was any decrease in the common equity (except for shares of certain series of the Company's preferred and preference stocks redeemed for, or purchased and retired in anticipation of, sinking fund requirements for such series), or any increase in long-term debt, as compared with amounts shown on the latest consolidated balance sheet included or incorporated by reference in the Registration Statement; except in all cases for changes, increases or decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; and

               (iv) they have compared certain financial and statistical amounts included or incorporated by reference in the Registration Statement and the Prospectus, which amounts are set forth in Schedule A hereto, with the results obtained from inquiries, reading of the general accounting records and financial statements of the Company and other procedures specified in such letter and have found such amounts to be in agreement with such results, except as otherwise specified in such letter.

          (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) of this Agreement; and prior to Closing no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or, to the knowledge of the Company, shall be contemplated by the Commission and you shall have received at the Closing, a certificate, dated the Closing Date, of the Company to such effect.

          (c) Subsequent to the execution of this Agreement, there shall not have occurred (i) any material adverse change not contemplated by the Prospectus (as it exists on the date hereof) in or affecting particularly the business or properties of the Company which, in the judgment of Morgan Stanley & Co. Incorporated, materially impairs the investment quality of the Bonds; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such Exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general banking moratorium declared by federal or New York


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     authorities; (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of Morgan Stanley & Co. Incorporated, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Bonds and Morgan Stanley & Co. Incorporated shall have made a similar determination with respect to all other underwritings of debt securities in which Morgan Stanley & Co. Incorporated is participating and has the contractual right to make such a determination; or (v) any decrease in the ratings of the Bonds by Standard & Poor's Ratings Group, Moody's Investors Service or Fitch, Inc. or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Bonds.

          (d) At or before the Closing Date, the Pennsylvania Public Utility Commission and any other regulatory authority whose consent or approval shall be required for the issue and sale of the Bonds by the Company and the execution and delivery of the new power supply contract with PPL EnergyPlus described in the Prospectus (the "EnergyPlus Contract") as herein provided shall have taken all requisite action, or all such requisite action shall be deemed in fact and law to have been taken, to authorize such issue and sale on the terms set forth in the Prospectus and to execute and deliver the PPL EnergyPlus Contract, and such actions shall have become final and no longer subject to appeal, and no appeal shall have been timely filed with respect to such actions.

          (e) You shall have received from Michael A. McGrail, Esq., Senior Counsel, or such other counsel for the Company as may be acceptable to you, an opinion in form and substance satisfactory to you, dated the Closing Date and addressed to you, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

               (ii) The Bonds have been duly authorized, executed and delivered by the Company and are valid and legally binding obligations of the Company entitled to the benefits and security of the Indenture, enforceable in accordance with their terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of mortgagee's and other creditors' rights and by general equity principles);

               (iii) The Mortgage Bonds have been duly authorized, executed and delivered by the Company and are valid and legally binding obligations of the Company, enforceable in accordance with their terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of creditors' rights and by general equity principles); and the Mortgage Bonds are entitled to the benefits and security of the Mortgage equally and ratably with all other bonds outstanding thereunder;


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               (iv) The Indenture has been duly authorized, executed and
          delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of mortgagee's and other creditors' rights and by general equity principles); no authorization, vote, consent or action by the holders of any of the outstanding shares of capital stock of the Company is necessary with respect to the execution and delivery by the Company of the Indenture;

               (v) The Mortgage has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of mortgagee's and other creditors' rights and by general equity principles);

               (vi) The Company has good and sufficient title to all the real property and personal property described in the Indenture as owned by it and as subject to the lien thereof, subject only to permitted liens as defined in Section 101 of the Indenture ("Permitted Liens"); the Indenture constitutes a valid direct mortgage lien such instrument purports to create upon said properties, subject only to Permitted Liens (including the Mortgage), which properties include all of the physical properties of the Company (except such property as may not be subjected to the lien thereof under the laws of the Commonwealth of Pennsylvania without the delivery thereof to the Trustee, and certain other classes of property expressly excepted in the Indenture); and all physical properties (other than those of the character not subject to the lien of the Indenture as aforesaid) acquired by the Company after the date of the Indenture will, upon such acquisition, become subject to the lien thereof, subject, however, to Permitted Liens;

               (vii) The Company has good and sufficient title to all the real property and personal property described in the Mortgage as owned by it and as subject to the lien thereof, subject only to (1) minor leases which, in the opinion of such counsel, do not interfere with the Company's business; (2) minor defects, irregularities and deficiencies in titles of properties and rights-of-way which, in the opinion of such counsel, do not materially impair the use of such property and rights-of-way for the purposes for which they are held by the Company; and (3) other excepted encumbrances as defined in Section 6 of the Company's Mortgage; the Mortgage, subject only as set forth above, constitutes a valid direct first mortgage lien such instrument purports to create upon said properties, and said properties include all of the physical properties and franchises of the Company (except such property as may have been duly released from the lien thereof and such property as may not be subjected to the lien thereof under the laws of the Commonwealth of Pennsylvania without the delivery thereof to the Trustee, and certain other classes of property expressly excepted in the Indenture); and all physical properties and franchises (other than those of the character not subject to the lien of the Mortgage as aforesaid) acquired by the Company after the respective dates of the

          Mortgage and the Sixty-Eighth Supplemental Indenture have become or will, upon such acquisition, become subject to the lien thereof, subject, however, to excepted encumbrances and to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Company;

               (viii) The Mortgage (other than the Sixty-Eighth Supplemental Indenture) and the Indenture (other than Supplemental Indenture No. 1) have been duly filed and recorded in all jurisdictions in which it is necessary for such instruments to be filed and recorded in order to constitute a lien of record on the property subject thereto;

               (ix) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and (1) such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required and (2) with respect to federal and Pennsylvania law relating to regulatory matters concerning the Plan of Division and the EnergyPlus Contract, nothing has come to the attention of such counsel that would lead such counsel to believe either that the Registration Statement, at its effective date, contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as supplemented, as of the date of this Agreement, and as it shall have been amended or supplemented, as of the Closing Date, contained or contains any untrue statement of a material fact or omits or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no opinion as to the financial statements and other financial data contained in the Registration Statement or the Prospectus;

               (x) This Agreement has been duly authorized, executed and delivered by the Company;

               (xi) All legally required proceedings in connection with the authorization and issue of the Bonds and the Mortgage Bonds and the sale of the Bonds by the Company in the manner set forth herein, have been had and remain in effect, the Securities Certificate of the Company with respect to the Bonds and the Mortgage Bonds has been duly registered pursuant to Section 1903 of the Pennsylvania Public Utility Code (66 Pa. C.S. ss. 1903), as amended, and such registration remains in effect, and all requisite action of public boards or bodies (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction) as may be legally required with respect to all or any of such matters or related thereto has been taken and remains in effect;

               (xii) Except as described in the Registration Statement and the Prospectus, the Company holds all franchises, certificates of public convenience, licenses and permits necessary to carry on the utility business in which it is engaged;

               (xiii) All taxes payable to any State or subdivision thereof in connection with the execution, delivery and recordation of the Mortgage, the Sixty-Eighth Supplemental Indenture and the Indenture, the execution, authentication, issuance and delivery of the Bonds and the Mortgage Bonds being delivered on this date, and the mortgaging of property under the Mortgage, the Sixty-Eighth Supplemental Indenture and the Indenture have been paid, except that a Commonwealth of Pennsylvania tax of fifty cents must be paid in each county in which the Sixty-Eighth Supplemental Indenture and the Indenture are recorded, at the time of recording; and

               (xiv) The Compliance Administration Agreement, dated as of the Closing Date, between the Company and Global Securitization Services, LLC, has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or laws relating to or affecting enforcement of creditors' rights and by general equity principles).

          (f) You shall have received from Thelen Reid & Priest LLP, special counsel to the Company, an opinion in form and substance satisfactory to you, dated the Closing Date and addressed to you, to the effect that:

               (i) The Bonds have been duly authorized, executed and delivered by the Company and are valid and legally binding obligations of the Company entitled to the benefits and security of the Indenture, enforceable in accordance with their terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of mortgagee's and other creditors' rights and by general equity principles);

               (ii) The Mortgage Bonds have been duly authorized, executed and delivered by the Company and are valid and legally binding obligations of the Company entitled to the benefits and security of the Mortgage, enforceable in accordance with their terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of mortgagee's and other creditors' rights and by general equity principles);

               (iii) The Indenture has been duly authorized, executed and delivered by the Company, is duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of mortgagee's and other creditors' rights and by general equity principles);

               (iv) The Mortgage (including the Sixty-Eighth Supplemental Indenture) has been duly authorized, executed and delivered by the Company, is duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of mortgagee's and other creditors' rights and by general equity principles);

               (v) (1) The Registration Statement has become effective under the Act, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein; (2) to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; (3) the Registration Statement, as of its effective date, the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations thereunder; and (4) nothing has come to the attention of such counsel that would lead such counsel to believe either that the Registration Statement, at its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as supplemented, as of the date of this Agreement, and as it shall have been amended or supplemented, as of the Closing Date, contained or contains any untrue statement of a material fact or omits or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectus;

               (vi) The Indenture, the Bonds, the Mortgage and the Mortgage Bonds conform, as to legal matters, in all material respects, with the statements concerning them made in the Prospectus;

               (vii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of creditors' rights and by general equity principles), and except that the provisions in this Agreement relating to indemnification and contribution may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy;

               (viii) The Securities Certificate of the Company with respect to the Bonds and the Mortgage Bonds has been duly registered pursuant to
          Section 1903 of the Pennsylvania Public Utility Code (66 Pa. C.S. ss.
          1903), as amended, and no further approval, authorization, consent or other order of any public board or body (other than in connection or compliance with the provisions of the securities or "blue sky" laws of any jurisdiction) is legally required for the issuance and sale of the Bonds or the issuance of the Mortgage Bonds;

               (ix) No declaration, filing or registration with, or notice to, or authorization, consent or approval from, the Securities and Exchange Commission, or any other governmental authority, is necessary under the Public Utility Holding Company Act of 1935, as amended, in order to effect the Plan of Division (the "Plan of Division") contemplated by the Prospectus;

               (x) If notwithstanding the intention of the parties expressed in
          Section 1701 of the Indenture, it shall be finally determined by an appropriate court that the Company has any interest in the Mortgage Bonds delivered to and registered in the name of the Trustee as the basis for the issuance of the Bonds, then the Indenture is sufficient to create a valid security interest under the Uniform Commercial Code in effect in the State of New York (the "NYUCC") in such interest of the Company in the Mortgage Bonds. Assuming continuing registration of the Mortgage Bonds in the name of the Trustee and continuing possession of the Mortgage Bonds by the Trustee in New York, such security interest is perfected by control under the provisions of the NYUCC and such security interest has priority over any other security interest in such interest of the Company in the Mortgage Bonds the perfection and priority of which is governed by NYUCC; and

               (xi) The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended ("PUHCA") as a "holding company", or as a "subsidiary company", "affiliate" or "associate company" of a "registered holding company", within the meaning of PUHCA.

     In rendering such opinion, Thelen Reid & Priest LLP may rely as to matters governed by Pennsylvania law upon the opinion of Michael A. McGrail, Esq. or such other counsel referred to in subsection (e).

          (g) You shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, such opinion or opinions in form and substance satisfactory to you, dated the Closing Date, with respect to matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Orrick, Herrington & Sutcliffe LLP may rely as to matters governed by Pennsylvania law upon the opinion of Michael A. McGrail, Esq. or such other counsel referred to above.

          (h) You shall have received from Morgan Lewis & Bockius LLP, counsel to the Company, an opinion in form and substance satisfactory to you, dated the Closing Date and addressed to you, to the effect that:

               (i) The Company and Ninth Street & Hamilton Corporation ("NS&H") each is a validly existing corporation under Pennsylvania law, and the Company continues to have authority to engage in the business it had authority to engage in prior to the Division;

               (ii) The Company and NS&H each is a distinct legal entity;

               (iii) The allocation of assets and liabilities as set forth in the Plan of Division is legally effective. As a result, the Company is free of those liabilities allocated to NS&H by the Plan of Division, without regard to how such liabilities arose. In addition, the assets remaining with the Company are not subject to any lien or encumbrance arising from any liabilities allocated to NS&H;

               (iv) Except for the filing of the Articles of Division, including the Plan of Division, in the Office of the Pennsylvania Department of State, which was made on August 16, 2001, and such regulatory permits and approvals as have been obtained, no filing is required to be made with, and no approvals or permits are required to be obtained from, any governmental unit of the Commonwealth of Pennsylvania in order for the Company to carry out the Division or in connection therewith, including entering into the EnergyPlus Contract, and such approvals and permits are no longer subject to appeal;

               (v) The liability for payment of indebtedness of the Company under its Mortgage Bonds outstanding prior to the Division remains a liability of the Company and no affiliate of the Company has, as a result of the Division, become liable therefor;

               (vi) All property of the Company, except as expressly allocated to NS&H by the Plan of Division, remains property of the Company and any liens upon such property existing at the effective date of the Division are not impaired by the Division;

               (vii) To the extent the statements in the Prospectus under the captions "POLR Obligation" and "Strategic Initiative - The New POLR Agreement" and the statements concerning the Division set forth at pages 6-7 of the Prospectus under the caption "Strategic Initiative" consist of descriptions of Pennsylvania statutes, regulations, orders and of corporate documents, including the EnergyPlus Contract and the existing power supply agreement with EnergyPlus, such statements constitute fair and accurate summaries, in all material respects, of the matters described therein; and

               (viii) No declaration, filing or registration with, or notice to, or authorization, consent or approval from, the Federal Energy Regulatory Commission ("FERC") under the Federal Power Act is necessary for the Company to enter into or perform the EnergyPlus Contract.

          (i) You shall have received from Skadden Arps Slate Meagher & Flom LLP, special counsel to the Company, an opinion in form and substance satisfactory to the you, dated the Closing Date and addressed to you, to the effect that:

               (i) If any affiliate of the Company were to become a debtor in a bankruptcy proceeding, the Company would not be substantively consolidated with any such affiliates for federal bankruptcy purposes; and

               (ii) Compliance with those provisions in the Company's Amended and Restated Articles of Incorporation requiring a unanimous consent of the Company's directors to commence a voluntary bankruptcy case is necessary in order to commence a voluntary bankruptcy case.

          (j) You shall have received from Preston Gates & Ellis LLP, special counsel to the Company, an opinion or opinions in form and substance satisfactory to you, dated the Closing Date and addressed to you, to the effect that:

               (i) No declaration, filing or registration with, or notice to, or authorization, consent or approval from, FERC is necessary under the Federal Power Act, as amended, in order to effect the Plan of Division contemplated by the Prospectus; and

               (ii) The approval from FERC with respect to the EnergyPlus Contract is no longer subject to appeal.

          (k) You shall have received a certificate, dated the Closing Date, of the President or a Vice President and a financial or accounting officer of the Company, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects as of the Closing Date, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date,
     (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending by the Commission, and, (iv) subsequent to the date of the latest financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company except as set forth or contemplated in the Prospectus or as described in such certificate;

          (l) Company certifications relating to facts and assumptions underlying non-consolidation opinion.

          (m) You shall have received from the Company a copy of the rating letters from Standard & Poor's, Moody's Investors Service and Fitch, Inc. assigning ratings on the Bonds of at least A-, A3 and A-, respectively; and

          (n) You shall have received a letter from PricewaterhouseCoopers LLP, dated the Closing Date, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection and references to the prospectus shall be changed to refer to the Prospectus.

          The Company will furnish you as promptly as practicable after the Closing Date with such conformed copies of such opinions, certificates, letters and documents as you may reasonably request.

          In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by telegram to the

Company without liability or obligation on the part of the Company or any Underwriter, except as provided in Sections 6(b), 6(f), 9, 11 and 13 hereof.

8.   Conditions of Company's Obligations.
     -----------------------------------

          The obligations of the Company to sell and deliver the Bonds on the Closing Date are subject to the following conditions:

          (a) At the Closing Date no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceeding therefor shall have been instituted or, to the knowledge of the Company, shall be contemplated.

          (b) At or before the Closing Date, the Pennsylvania Public Utility Commission and any other regulatory authority whose consent or approval shall be required for the issue and the sale of the Bonds and the issuance of the Mortgage Bonds by the Company as herein provided shall have taken all requisite action, or all requisite action shall be deemed in fact and law to have been taken, to authorize such issue and sale on the terms set forth in the Prospectus.

          If any such conditions shall not have been satisfied, then the Company shall be entitled, by notice in writing or by telegram to you, to terminate this Agreement without any liability on the part of the Company or any Underwriter, except as provided in Sections 6(b), 6(f), 9, 11 and 13 hereof.

9.   Indemnification and Contribution.
     --------------------------------

          (a) The Company agrees that it will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, against any loss, expense, claim, damage or liability to which, jointly or severally, such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in (i) the Registration Statement, the Prospectus, any related preliminary prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the roadshow slideshow materials reviewed by the Company; and, except as hereinafter in this Section provided, the Company agrees to reimburse each Underwriter and each person who controls any Underwriter as aforesaid for any reasonable legal or other expenses incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Company as set forth in Schedule B hereto by or through you on behalf of any Underwriter expressly for use in any such document or arises out of, or is based on, statements or omissions from the part of the Registration Statement which shall constitute the Statement of Eligibility under the

     Trust Indenture Act of the Trustee under the Indenture; and provided further, that with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus or supplement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, expense, claim, damage or liability purchased the Bonds concerned (or to the benefit of any person controlling such Underwriter), if a copy of the Prospectus (not including documents incorporated by reference therein) or of the Prospectus as then amended or supplemented (not including documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Bonds to such person.

          (b) Each Underwriter agrees that it will indemnify and hold harmless the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any related preliminary prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company as set forth in Schedule B hereto by or through you on behalf of such Underwriter expressly for use in any such document; and, except as hereinafter in this Section provided, each Underwriter agrees to reimburse the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

          (c) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 9, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under its agreement contained in this Section 9. In the case of any such notice to an indemnifying party, it shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Bonds.

          (d) If any Underwriter or person entitled to indemnification by the terms of subsection (a) of this Section 9 shall have given notice to the Company of a claim in respect thereof pursuant to subsection (c) of this
     Section 9, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 9 or if such claim is unavailable under controlling precedent, such Underwriter or person shall be entitled to contribution from the Company to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which such Underwriter or person is entitled, there shall be considered the relative benefits received by such Underwriter or person and the Company from the offering of the Bonds (taking into account the portion of the proceeds of the offering realized by each), the Underwriter or person's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).

10.  Default of Underwriters.
     -----------------------

          If any Underwriter or Underwriters default in their obligations to purchase Bonds hereunder, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Bonds by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the other Underwriters shall be obligated, severally in the proportion which their respective commitments hereunder bear to the total commitment of the non-defaulting Underwriters, to purchase the Bonds which such defaulting Underwriter or Underwriters agreed but failed to purchase. In the event that any Underwriter or Underwriters default in their obligations to purchase Bonds hereunder, the Company may by prompt written notice to non-defaulting Underwriters postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve an Underwriter from liability for its default.

11.  Survival of Certain Representations and Obligations.
     ---------------------------------------------------

          The respective indemnities, agreements, representations and warranties of the Company and of or on behalf of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Bonds. If for any reason the purchase of the Bonds by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the Shared Expenses, and the respective obligations of the Company and the Underwriters pursuant to Section 9 hereof shall remain in effect.

12.  Notices.
     -------

          The Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of each of the Underwriters if the same shall have been made or given by you jointly or by Morgan Stanley & Co. Incorporated. All statements, requests, notices, consents and agreements hereunder shall be in writing, or by telegraph subsequently confirmed in writing, and, if to the Company, shall be sufficient in all respects if delivered or mailed to the Company, attention of its Treasurer, at Two North Ninth Street, Allentown, Pennsylvania 18101, and, if to you, shall be sufficient in all respects if delivered or mailed to you at the address set forth on the first page hereof (a copy of which shall be sent to Morgan Stanley & Co Incorporated, 1221 Avenue of the Americas, NY, NY 10020, Attn: Gregory Walker); provided, however, that any notice to an Underwriter pursuant to Section 9 hereof will also be delivered or mailed to such Underwriter at the address, if any, of such Underwriter furnished to the Company in writing for the purpose of communications hereunder.

13.  Parties in Interest.
     -------------------

          This Agreement shall inure solely to the benefit of the Company and the Underwriters and, to the extent provided in Section 9 hereof, to any person who controls any Underwriter, to the officers and directors of the Company, and to any person who controls the Company, and their respective successors. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successor" shall not include any assignee of an Underwriter (other than one who shall acquire all or substantially all of such Underwriter's business and properties), nor shall it include any purchaser of Bonds from any Underwriter merely because of such purchase.

14.  Representation of Underwriters.
     ------------------------------

          Any action under this Agreement taken by Morgan Stanley & Co. Incorporated will be binding upon all the Underwriters.

15.  Applicable Law.
     --------------

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                   Yours very truly,

                                   PPL ELECTRIC UTILITIES CORPORATION


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

     The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED,
as Representative

By MORGAN STANLEY & CO. INCORPORATED


By:
   -----------------------------------------
   Name:
   Title:

                                   SCHEDULE A
                                   ----------

                Additional Matters to be Included in Accountants'
                Comfort Letter Pursuant to Section 7(a)(iv) of
                Underwriting Agreement

                -------------------------------------------------


                     [Comfort letter pages to be attached.]

                                   SCHEDULE B
                                   ----------

                           Information Represented and
                          Warranted by the Underwriters
                            Pursuant to Section 2 of
                             Underwriting Agreement

                           ---------------------------


          1. The third paragraph under the caption "Underwriters" in the Prospectus Supplement;

          2. The second half of the first sentence and the second sentence of the fifth paragraph under the caption "Underwriters" in the Prospectus Supplement;

          3. The sixth paragraph under the heading "Underwriters" in the Prospectus Supplement.